EXHIBIT 10.44






December 28, 2006


Mr. Cary Newman
80 Grandview Street
Huntington, NY  11743


Re:      Extension of Employment Agreement dated June 10, 2005


Dear Cary:

Reference is made to the Employment Agreement dated June 10, 2005 (the "Employment Agreement") between Del Laboratories, Inc. and you. Capitalized terms used and not defined herein shall have the meanings attributed to them in the Employment Agreement.

This letter will confirm that the Term of the Employment Agreement is hereby extended for a period of two (2) years, commencing on July 6, 2007 and terminating on July 5, 2009.

Except as expressly provided herein, the Employment Agreement shall continue in full force and effect and shall not be deemed amended hereby.

Very truly yours,



Charles J. Hinkaty



AGREED AND ACCEPTED:


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Cary Newman